RE TRACK USA, INC.

                              SETTLEMENT AGREEMENT
                                  CONSISTING OF
             CON VERTABLE UNITS, CONSISTING OF $10,000.00 IJNSECURED
              PROMISSORY NOTE, WARRANT TO PURCHASE SHARES OF COMMON
                         STOCK, ADDITIONAL COMMON STOCK
                                       AND
                       INVESTMENT REPRESENTATION AGREEMENT

THIS AGREEMENT: is made effective this ____, day of AUGUST 1999, between Re-Track USA, Inc. a Delaware Corporation (the "Company") and _________ ("_______").

                                   WITNESSETH

         WHEREAS, the parties acknowledge and agree that the Company and/or its subsidiaries and affiliates have certain obligations outstanding in favor of the _____________ and/or its successors, assigns and designees (any reference to the
_____________ herein shall include all such successors, assigns and designees of
_____________) consisting of cash and other commitments, as defined in the APRIL
____, 1997 agreement (collectively the "Obligations"); and

         WHEREAS, the parties agree that the obligations as defined in the APRIL ___,1997 agreement are past due thus rendering the agreement in default.

         WHEREAS, the Company desires to satisfy the obligations and default as defined in the APRIL ____, 1997 agreement by issuing and executing this agreement effective August ___, 1999.

         WHEREAS, _____________ is willing to accept this agreement effective August ____, 1999 and the terms therein in full satisfaction of all obligations contained in the APRIL ____, 1997 agreement.

In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1. CONSIDERATION AND AGREEMENT OF PURCHASE AND SALE: The company agrees to sell to _____________, and _____________ agrees to purchase from the Company ____ Units (the "Units") at a per Unit purchase price of $10,000.00 for an aggregate purchase price of $______. Each Unit will consist of (i) a $10,000.00 unsecured promissory note in the form of Exhibit A hereto (the "Note") convertible under certain conditions into shares of Common Stock of the Company (the "Common Stock") and (ii) a Warrant (the "Warrant") in the form of Exhibit B hereto for the purchase of certain shares of the Company's Common Stock.

Payment for the units is tendered by the execution of this agreement as and in full and final satisfaction of all obligations due to _____________ under the terms and conditions of the April ____, 1997 agreement. As consideration and as an additional inducement to _____________ entering into this agreement the Company agrees to issue ________ shares of the Company's common stock. ("the additional common stock"), which when issued will be fully paid and non assessable.

Subscriber Initials_______

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: In consideration of _____________ subscription for the Units, the Company represents and warrants to the _____________ as follows:

(a) ORGANIZATION: The Company is a duly organized and existing corporation under the laws of the state of Delaware.

(b) GOOD STANDING: The Company is in good standing under the laws of the state of Delaware, and there are on proceedings or actions pending to limit or impair any of its powers, rights, and privileges, or to dissolve it.

(c) CORPORATE AUTHORIZATION: The execution and delivery of this agreement and the consummation of the transactions contemplated have been duly authorized by proper corporate action of the Company.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER: In consideration of the Company's offer to sell the Units, _____________ hereby represents and warrants to the Company as follows:

(a) INFORMATION ABOUT THE COMPANY: _____________ had the opportunity to ask questions of and receive answers from the Company, or an agent or a representative of the Company, concerning the terms and conditions of the investment and the business and affairs of the Company and to obtain any additional information necessary to verify such information and the _____________ has received such additional information concerning the Company the _____________ considers necessary or advisable in order to form a decision concerning an investment in the Company.

(b) HIGH DEGREE OF RISK: _____________ realizes that the Units involve a high degree of risk including the risks of receiving no return on the investment and of losing the investment in the Company, _____________ also has paid particular attention to and understands the following specific risk factors.

(i) LACK OF SALES AND PROFITS AND UNCERTAINTY OF A GOING CONCERN: The Company has generated no sales and since inception has incurred considerable operating losses. The Company's cash with which to conduct operations has been depleted and its ability to continue as a going concern cannot be assured. No assurance can be given that the Company will ever be profitable.

(ii) NEED FOR ADDITIONAL FINANCING: The Company's ability to continue as a going concern is dependent upon its obtaining additional financing to support the Company's operations and contemplated growth. The Units offered hereby, will not generate any cash for the Company and are being offered only in satisfaction of current obligations. The Company is currently requires additional equity capital or debt financing to enable further expansion or to sustain operations. No assurance can be given that the Company will be able to locate additional capital on terms acceptable to it or at all.

Subscriber Initials_______

(iii) PRODUCTS MAY NOT BE COMMERCIALLY ACCEPTED: The Company has acquired a disposable, retractable, safety syringe and certain other medical products, none of which have been introduced to customers. There is no assurance that the Company's intended customers will commercially accept the Company's products.

(iv) PATENT PROTECTION MAY BE INSUFFICIENT: Although the Company has certain U.S. and foreign patents covering its disposable, retractable, safety syringe and certain of the other medical products as acquired by the Company, there can be no assurance that these patents sufficiently protect the Company's intellectual property, that such patents will not be infringed by others or that others will not develop substantially equivalent non-infringing technology.

(v) COMPETITION: The medical products industry and in particular that for syringe products is highly competitive. Several firms, including Sherwood Medical and Becton Dickenson, offer disposable, safety syringes directly competitive with the Company's products. These firms are better known and better capitalized and have significantly greater financial resources, more experienced organizations, and a greater number of employees than the Company.

(vi) GOVERNMENT REGULATION: The manufacturing and marketing of medical products in the United States is regulated by the U.S. Food and Drug Administration (the "FDA"). Although the Company has received 510k approval from the FDA for the marketing of its disposable, retractable, safety syringe, it has not received any such approval with respect to any of its other medical products. Compliance with FDA regulations is time consuming and expensive and there can be no assurance that the Company will ever receive additional approvals to market its various medical products.

(vii) RELIANCE ON KEY PERSON: The Company is highly dependent upon the services of Mr. Martin Kelly, the Company's President, CEO and founder. The loss of Mr. Martin Kelly's services could have a materially adverse effect on the Company.

(viii) NEED FOR ADDITIONAL PERSONNEL: Mr. Kelly has no substantial experience in the manufacturing or marketing of medical products. The Company intends to seek additional qualified personnel. There is no assurance that the Company can attract or retain any such new personnel.

(ix) PRODUCT LIABILITY CLAIMS: There can be no assurance that the Company will not be named in a product liability lawsuit, nor that the Company will not be held partially or fully liable in the event of such a lawsuit. The Company currently has no product liability insurance, although it intends to seek coverage when it commences commercial marketing of its products and if cash flow permits. There is a risk of claims against the Company, based on product liability or other legal theories for personal injury due to the failure of the Company's products among other matters. Furthermore, even if the Company is found not liable as to any such claims, it could, nevertheless expend a considerable sum in defending itself against such claims.

Subscriber Initials_______

(x) CONTROL BY MANAGEMENT: Mr. Kelly continues to own the majority of the Company's Common Stock and will be in a position to control the affairs of the Company, including the election of directors.

(xi) NO ESCROW OF PLACEMENT PROCEEDS: There is on requirement for an escrow in connection with this agreement as there are no cash proceeds. This agreement is in full satisfaction of all obligations due under the April ____, 1997 agreement.

(xii) NO ASSURANCE OF REPAYMENT ON NOTE OR ABILITY TO CONVERT NOTE OR EXERCISE
WARRANT: The notes included as part of the Units offered hereby are not secured by any of the Company's assets. There is no assurance that the notes will be repaid, when mature, or that, in the event of any bankruptcy proceeding or liquidation of the Company investors will receive any payment on such notes. The notes may not be converted into Common Stock, and the Warrants may not be exercised unless and until the Company completes an initial public offering of its common stock. The Company has no commitment form any investment banking firm for such an offering and there is no assurance that the Company will ever conduct a public offering.

(xiii) PATENTS AND TECHNOLOGY: The Company has acquired its technology from Safe Tech Medical Products Inc. and Mr. Michael Haining , the inventor. (subject to a $200,000 loan and security interest in favor of one of the Company's shareholders). The Company has no outstanding obligations to Safe Tech Medical Products Inc. and or Inventor, Mr. M. Haining whatsoever.

(xiv) POSSIBLE COMMISSIONS ON SALES OF UNITS: The Company is not required to pay any commissions in connection with this agreement.

(xv) DILUTION: Purchases of the Units offered hereby will experience an immediate substantial dilution in net tangible book value per share of common stock from the placement price hereunder.

(xvi) NO DIVIDENDS: No Dividends have been paid on the Common Stock of the Company. It is anticipated that profits, if any, received from operations will be devoted to the Company's future operations.

The Company does not anticipate the payment of cash dividends on its Common Stock in the foreseeable future, and any decision to pay dividends will depend upon the Company's profitability at the time, cash available therefor, and other factors. Investors who anticipate a need for immediate income from their investment should not purchase Units offered hereby.

(c) ABILITY TO BEAR THE RISK: _____________ is able to bear the economic risk of an investment in the Units, including the total loss of such investment.

Subscriber Initials_______

(d) APPROPRIATE INVESTMENT: _____________ believes, in light of the information provided herein and pursuant to paragraph 3 (a) above, that subscribing for the Units pursuant to the terms of this agreement is an appropriate and suitable investment for _____________.

(e) BUSINESS SOPHISTICATION: _____________ is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of purchasing securities of the Company.

(f) RESIDENCY: _____________ is a resident of the State of _____.

(g) STATUS AS AN "ACCREDITED INVESTOR": _____________ is (check all that apply):

         ___(1) A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.

         ___(2) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, in each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

         ___(3) A bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan.

         ___(4) A savings and loan association, credit union, or similar financial institution or a registered broker or dealer.

         ___(5)   A Private business development company.

         ___(6) An organization described in Section 501 (c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

         ___(7) A corporation, or similar business trust, or partnership with assets in excess of $5,000,000.

         ___(8)   A trust with assets in excess of $5,000,000.

         ___(9)   A director or executive officer of the Company.

         ___(10)  None of the above.

(if your status as an "Accredited Investor" is based upon other than 1,2, or 9 above, we will contact you to obtain more specific information.)

4. INVESTMENT PURPOSE IN ACQUIRING THE UNITS: _____________ and the Company acknowledge that the Units, including the Notes, the Warrants, and the Common Stock underlying the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and that such securities will be issued to Subscriber in reliance on exemptions from the

Subscriber Initials_______
                                       5
registration requirements of the Act and applicable state securities laws and in reliance on _____________ and the Company's representations and agreements contained herein. _____________ is subscribing to acquire the Units for the account of _____________, for Investment purposes only and not with a view to their resale or distribution. _____________ have no present intention to divide his, her, or its participation with others or to resell or otherwise dispose of all or any part of the Units. In making these representations, _____________ understands that, in the view of the Securities and Exchange Commission (the "Commission"), exemption of the Units from the registration requirements of the Act would not be available if, not withstanding the representations of _____________ have in mind merely acquiring the Units for resale.

5. COMPLIANCE WITH SECURITIES ACT: _____________ agree that if the Units, the Notes, the Warrants, the Common stock underlying the Warrants, or any part of the foregoing are sold or distributed in the future, _____________ shall sell or distribute them pursuant to the requirements of the Act and applicable state securities laws. _____________ agree that _____________ will not transfer any part of the Units without 1) obtaining a No Action letter from the Commission and applicable state securities commissions, 2) obtaining an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws, or 3) such registration.

6. RESTRICTIVE LEGEND: _____________ agree that the Company may place a restrictive legend on the documents representing the Units, the Notes and the Warrants.

7. STOP TRANSFER ORDER: _____________ agree that the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all documents, or certificates representing the Units, the Notes, the Common Stock or the Common Stock Underlying the Warrants.

8. KNOWLEDGE OF RESTRICTIONS UPON TRANSFER OF THE UNITS: _____________ understands that the Units, including the Notes, the Warrants the Common Stock and any Common Stock issuable upon the exercise of the Warrants, are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof; the undersigned must bear the economic risk of an investment in the Units for an indefinite period of time and may have extremely limited opportunities to dispose of the same. _____________ understands the Rule 144 of the Commission permits the transfer of "restricted securities" of the type herein involved only under certain conditions, after and including a minimum two year holding period,( which with respect to the converted shares of common stock and the common stock underlying the warrants, will not begin to run until the exercise of the convertible option and the exercise of the warrants) and the availability to the public or certain information concerning the Company. The Company undertakes to cause the shares and shares underlying the warrant to be registered in the Company's IPO if any subject to the underwriters consent and approval.

Subscriber Initials_______

9. ADDITIONAL COMMON STOCK: the Company agrees to issue the additional common stock and agrees that:

         1. ISSUANCE OF STOCK: Upon the receipt by the Company of an executed copy of this agreement, in full satisfaction of all debts, promises, commitments and any and all other obligations of whatsoever nature which the Company may owe to the _____________ giving particular importance to the April ___, 1997 agreement, the Company will cause the issuance of ______shares of its common stock. _____________ agrees that in the event the Company attempts to complete an initial public offering, existing shareholders may be required to enter into an agreement with the underwriter and the Company for a further restrictive period on the sale of such shares. _____________ agrees to any such requirement without any form of objection.

         2. PROVISIONS GOVERNING THE SHARES: The following provisions are applicable to the Shares:

                  (a) The Shares will not have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or registered or qualified under any state securities laws and as such, the Shares are and will be restricted securities as such term is defined under the Securities Act of 1933 (the 1933 Act") and the Shares will be issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws. The Shares will be and will have been acquired by _____________ or investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred unless such Shares are subsequently registered under the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of counsel from _____________ prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Certificates evidencing the Shares shall bear a standard form of Securities and Exchange Commission restrictive legend and any such other legends as required by applicable federal and state laws and the transfer agent for the Company class of Common Stock shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Shares.

                  (b) _____________ and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Shares with federal and state laws.

                  (c) the Company covenants and agrees that the Shares shall, upon issuance, in accordance with the terms hereof; be legally and validly issued and outstanding and fully-paid and non-assessable shares of Common Stock of the Company.

10. ADDITIONAL DOCUMENTS: _____________ and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Units, Notes, Warrants and Shares with federal and state laws.

Subscriber Initials_______

11. RELEASE: Upon execution of this agreement the parties hereto and their respective heirs, executors, administrators, successors, affiliates, subsidiaries, designees, agents, representatives and assigns hereby release and forever discharge the other party(ies) hereto and their respective present or former subsidiaries, corporate parents, affiliates, officers, directors, agents, employees, successors, representatives and assigns from any and all claims, liabilities, actions, causes of action, suits, debts, agreements, controversies, promises, damages and demands whatsoever (including, without limitation, any that are contingent), in law or in equity, whether known or unknown, which the parties, or any of them ever had, now have or hereafter may have against the other party arising out of, or in connection with any act, omission, transaction, event, agreement, whether oral or written, or for, upon, or by reason of, any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement.

12. BINDING EFFECT: Neither this agreement nor any interest herein shall be assignable by _____________ without the prior written consent of the Company. The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors, and assigns.

13. REPRESENTATIONS TO SURVIVE DELIVERY: The representations, warranties, and agreements of the Company and _____________ contained in this agreement will remain operative and in full force and effect and will survive the payment of the purchase price pursuant to Section 1 above and the delivery of documents representing the Units.

14. GOVERNING LAW: This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of its conflict of laws rules.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his, her, or its signature.

In the Presence of:

--------------------------------            ------------------------------


                                            ------------------------------
                                            BY:

                                            Address: _____________________

                                            ------------------------------

The Company hereby accepts the subscription evidenced by this Subscription and Investment Representation Agreement.

In the Presence of:                         Re-Track USA, Inc.

----------------------------                -------------------------
                                            BY:  Martin Kelly, President
Subscriber Initials_______

                    ____________________________ INFORMATION


                        ---------------------------------
                       (Please print name(s) in which the
                             Units are to be issued)

                         ------------------------------
                                Taxpayer I.D. No.


Address:  ___________________________________________________________________


City:  ______________________________________________________________________


Telephone Number  _______________________


Check One:


____ Individual Ownership                            ____ Tenants in Common


____ Other                                           ____ Joint Tenants

Subscriber Initials_______

                           CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT A

$_______                                                        AUGUST ___, 1999

         FOR VALUE RECEIVED, Re-Track USA Inc. a Delaware corporation (the "Maker"), hereby agrees and promises to pay to the order of ______________________ (the "Holder") the principal sum of
___________________($_______) Dollars on July ____, 2001 (Two years from the date of this Note above), together with interest on the unpaid principal balance hereof at the rate of Eight (8%) percent per annum.

         If a default occurs in the payment of principal or interest when due in accordance with the terms and conditions of this Note, the Maker agrees to pay the costs of collection, including reasonable attorneys' fees. This Note may be prepaid at any time in any amount, without penalty or premium. All prepayments or payments shall be applied against any unpaid interest and then against principal.

         Without affecting the liability of the Maker, the Holder may, without notice, renew or extend the time for payment or accept partial payments. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. The Maker hereby waives presentment for payment, protest and notice of non-payment.

         At any time during the Three (3) months following the effective date of a Registration Statement (if any) filed by the Maker with the Securities and Exchange Commission respecting an initial public offering for cash of the Maker's Common Stock (an "IPO"), the Holder may elect to convert all, but not less than all, of the outstanding principal and accrued interest of this Note into Common Stock of the Maker. The number of such shares issuable upon conversion of this Note shall be computed by dividing (x) the outstanding principal and interest of this Note at the time written notice as described below is received by the Maker by (y) a conversion price $2.00 per share of the initial public offering price on the cover page of the Maker's Prospectus for the IPO, rounded up to the next nearest $. 10. Any fractional share so computed shall not be issued. The Holder may exercise the conversion rights hereunder by giving written notice to the Maker at its principal executive offices, which notice must be received by 5:00 PM on or prior to the date of expiration of these conversion rights.


IN WITNESS WHEREOF, the undersigned has hereunto affixed its signature.

                                                   Re-Track USA, Inc.


___________________________                        By:__________________________
Notary Public                                           Martin Kelly, President

Subscriber Initials_______

                                     WARRANT
                                    EXHIBIT B
                              TO PURCHASE SHARES OF
                                 COMMON STOCK OF
                               RE-TRACK USA, INC.

                                                               AUGUST ____, 1999

         This Certifies that, in consideration of having provided certain private financing to Re-Track USA, Inc. a Delaware corporation (the "Company"), __________________________ (the "Warrant holder") is entitled to subscribe for and purchase from the Company, at any time commencing on the Company's IPO Date, if any (as defined below), and ending on or before 5:00 PM Central Time, on the date which is 6 months following the IPO Date, the number of shares of the Company's Common Stock as computed below at the Purchase Price set forth herein, subject to adjustment as hereinafter set forth.

1. DEFINITIONS For all purposes of this Warrant the following terms shall have the following meanings:

         "COMMISSIONS" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

         "COMPANY" shall mean Re-Track USA, Inc. a Delaware corporation, and any corporation which shall succeed to, or assume, the obligations of said corporation hereunder.

         "COMMON STOCK" shall mean the shares of Common Stock of the Company.

         "IPO" shall mean an initial public offering for cash of the Company's Common Stock conducted pursuant to a registration statement filed under the Securities Act with the Commission.

         "IPO DATE" Shall mean the effective date of the registration statement filed by the Company with the Commission respecting an IPO.

         "NUMBER" shall mean the number of shares of Common Stock purchasable upon exercise of this Warrant. The Number shall be computed by dividing (x) (representing the aggregate purchase price by the initial Warrant holder hereunder for Units of the Company issued in a private placement conducted in
1999) by (y) a conversion price computed as $2.00 per share of the initial public offering price on the cover page of the Company's Prospectus for the IPO, rounded up to the next nearest $. 10. Any fractional portion of the Number as so computed shall be disregarded. The Number is subject to adjustment as hereinafter provided.

Subscriber Initials_______

         "OTHER SECURITIES" shall mean any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) which the Warrant holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

         "PURCHASE PRICE" shall mean $7.00 per share of the initial public offering price on the cover page of the Company's Prospectus for an IPO. The Purchase Price is subject to adjustment as hereinafter provided.

         "SECURITIES ACT" shall mean the Securities Act of 1993, as amended, and the rules and regulations of the Commission thereunder, as in effect at the time.

         "SUBSCRIPTION FORM" shall mean the subscription forms attached hereto.

         "TRANSFER" shall mean any sale, assignment, pledge, or other disposition of any Warrants and/or Warrant Shares, or of any interest in either thereof; which would constitute a sale thereof within the meaning of Section 2(3) of the Securities Act.

         "WARRANT SHARES" shall mean the shares of Common Stock purchased or purchasable by the Warrant holder upon the exercise of the Warrants pursuant to
Section 2 hereof.

         "WARRANT HOLDER" shall mean the holder or holders of the Warrants or any related Warrant Shares.

         "WARRANTS" shall mean the Warrants (including this Warrant), identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised, evidencing the right to purchase initially an aggregate of shares of Common Stock, and all Warrants issued in exchange, transfer or replacement thereof

All terms used in this Warrant which are not defined in Section 1 hereof have the meanings respectively set forth elsewhere in this Warrant.

2. EXERCISE OF WARRANT, ISSUANCE OF CERTIFICATE, AND PAYMENT FOR WARRANT SHARES. This Warrant may not be exercised unless and until the Company completes an IPO. The rights represented by this Warrant may be exercised at any time on or after the IPO Date and from time to time, prior to expiration hereof; by the Warrant holder, in whole or in part (but not as to any fractional share of Common Stock), by: (a) delivery to the Company of a completed Subscription Form, (b) surrender to the Company of this Warrant properly endorsed and signature guaranteed, and (c) delivery to the Company of a certified or cashier's check made payable to the Company in an amount equal to the aggregate Purchase Price for the Number of shares of Common Stock being purchased, at its principal

Subscriber Initials_______
                                       12
office or agency (or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof). The Company agrees and acknowledges that the shares of Common Stock so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant, properly endorsed, and the Subscription Form shall have been surrendered and payment made for such shares as aforesaid. Upon receipt thereof; the Company shall, as promptly as practicable, and in any event within 15 days thereafter, execute or cause to be executed and deliver to the Warrant holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the Warrant holder and shall be registered in the name of the Warrant holder or such other name as shall be designated by the Warrant holder. If this shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Warrant holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, execution, and delivery of stock certificates pursuant to this Section 2, except that, in case any such stock certificate or certificates shall be registered in a name or names other than the name of the Warrant holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Warrant holder to the Company at the time of delivering this Warrant to the Company as mentioned above.

3. OWNERSHIP OF THIS WARRANT. The Company may deem and treat the registered Warrant holder as the holder and owner hereof (notwithstanding any notations of ownership or writing made hereon by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for transfer as provided herein and then only if such transfer meets the requirements of Section 5 hereof

4. EXCHANGE, TRANSFER AND REPLACEMENT. Subject to Section 5 hereof, this Warrant is exchangeable upon the surrender hereof by the Warrant holder to the Company at its office or agency described in Section2 hereof for new Warrants of like tenor and date representing in the aggregate the right to purchase the Number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares (not to exceed the aggregate total Number purchasable hereunder) as shall be designated by the Warrant holder at the time of such surrender. Subject to Section 5 hereof; this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the Warrant holder in person or by duly authorized attorney, and a new Warrant of the same tenor and date as this Warrant, but registered in the name of the transferee, shall be executed and delivered by the Company upon surrender of this Warrant, duly endorsed, at such office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in the case of loss, theft, or destruction, of indemnity or security reasonable satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer, or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.

Subscriber Initials_______

5. RESTRICTIONS ON TRANSFER. Notwithstanding any provisions contained in this Warrant to the contrary, neither this Warrant nor the Warrant shares shall be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or such Warrant Shares. The holder of this WARRANT AGREES THAT SUCH HOLDER WILL NOT TRANSFER this Warrant or the related Warrant Shares (a) prior to delivery to the Company of an opinion of counsel selected by the Warrant holder and reasonably satisfactory to the Company, stating that such transfer is exempt from registration under the Securities Act or (b) until registration of such Warrants and/or Warrant Shares under the Securities Act has become effective and continues to be effective at the time of such transfer. An appropriate legend may be endorsed on the Warrants and the certificates of the Warrant Shares evidencing these restrictions.

6. ANTIDILUTION PROVISIONS. The rights granted hereunder are subject to the following:

(a) STOCK SPLITS AND REVERSE SPLITS. In case at any time after the IPO Date, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares (including upon a dividend made in Common Stock), the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time after the IPO Date, the Company shall combine its outstanding shares of Common Stock into smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this paragraph (a), no adjustment in the purchase price and no change in the number of Warrants Shares so purchasable shall be made pursuant to this section 6 as a result of or by any such subdivision or combination.

(b) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. If any capital reorganization or reclassification or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive Common Stock, Other Securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Warrant holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately there to for purchasable and receivable upon the exercise of the Warrants such shares of Common Stock, Other Securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common stock equal to the number of shares of Common Stock immediately thereto for purchasable and receivable upon the exercise of the Warrants had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrant holder so that the provisions of the Warrants (including, without limitation, provisions for adjustment of the Purchase Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of Common Stock, Other Securities or assets, thereafter deliverable upon the exercise of the Warrants.

Subscriber Initials_______

7. NOTICES. Any notice or other document required or permitted to be given or delivered to the Warrant holder shall be delivered or sent by certified mail to the Warrant holder at last address shown on the books of the Company maintained for the registry and transfer of the Warrants. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or sent by certified or registered mail to the principal office of the Company.

8. NO RIGHTS AS SHAREHOLDERS: LIMITATION OF LIABILITY. This Warrant shall not entitle any holder hereof to any of the rights of a shareholder of the Company. No provision hereof; in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof; shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company whether such liability is asserted by the Company or by creditors of the Company.

9. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, exclusive of its conflict of laws rules.

10. MISCELLANEOUS. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer, and to be dated as of the ___day of August 1999.

                                                  Re-Track USA, Inc.


___________________________                       By:__________________________
Notary Public                                          Martin Kelly, President

"THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE "1993 ACT") OR UNDER THE SECURITIES LAWS OF ANY OTHER STATE AND MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE 1993 ACT OR THE SECURITIES LAWS OF ANY APPLICATION STATE; OR (ii) SUCH REGISTRATION."

Subscriber Initials_______

                             FULL SUBSCRIPTION FORM

To be Executed By the Registered Warrant holder if
He Desires to Exercise in Full the Within Warrant


The undersigned hereby exercises the right to purchase the __________________

shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $________________

representing the Purchase Price of $___________ per share in effect at that date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

Dated:___________________

                                             Signature: _____________________

                                             Address:   _____________________

                                                        _____________________
Subscriber Initials_______

                            PARTIAL SUBSCRIPTION FORM

To Be Executed by the Registered Warrant holder if He
Desires to Exercise in Part Only the Within Warrant


The undersigned hereby exercises the right to purchase ______________ shares of the total shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $ _______ representing the Purchase Price of $ ______ per share in effect at this date.

Certificates for such shares and a new Warrant of like tenor and date for the balance of the shares not subscribed for (if any) shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

[The following paragraph need be completed only if the Purchase Price and number of shares of Common Stock specified in the within Warrant have been adjusted pursuant to Section 6.]

The shares hereby subscribed for constitute ___________________ shares of Common Stock (to the nearest whole share) resulting form adjustment of ________________ shares of the total of ___________ shares of Common Stock covered by the within Warrant, as said shares were constituted at the date of the Warrant.

Dated: ______________________
                                          Signature:      _____________________

                                          Address:        _____________________

                                                          _____________________
Subscriber Initials_______